     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. EVERY SECURITY DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS GLOBAL SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                               SAFECO CORPORATION

                         7-7/8 % Note due April 1, 2005

Original Issue Date:  March 29, 1995                                 No.________
Principal Amount:   $__________                            CUSIP NO. 786 429 AD2
Interest Rate:      7-7/8%

     SAFECO CORPORATION, a Washington corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _____________ Dollars on April 1, 2005, and to pay interest thereon from the Original Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year, commencing October 1, 1995, at the rate of 7-7/8% per annum on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for. This Security (or one or more Predecessor Securities) is not redeemable at any time prior to April 1, 2003. On and after that date, this Security (or one or more Predecessor Securities) may be redeemed at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice mailed to each Holder to be redeemed at his or her address appearing on the Securities Register, at a price of 100% of the principal amount redeemed plus accrued interest to the date fixed for redemption.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date or upon redemption will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of and interest on this Security will be made by wire transfer of immediately available funds to an account designated by the Person entitled thereto.

     This Security is one of a duly authorized issue of Securities of SAFECO Corporation designated as its 7-7/8% Notes due April 1, 2005 (herein called the "Securities"), limited in aggregate principal amount to $200,000,000, issued and to be issued under an indenture dated as of March 1, 1995 (herein called the "Indenture") among SAFECO Corporation, SAFECO Credit Company, Inc. (collectively, the "Companies") and The Chase Manhattan Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Companies, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

     If an Event of Default shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Companies and the rights of the Holders of Securities under the Indenture at any time by the Companies and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of each series affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Outstanding Securities of a series, on behalf of the Holders of the Securities of such series, to waive compliance by the Companies with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the time, place, and rate, and in the coin or currency, herein prescribed.

     All the terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, N.A., the Trustee under the Indenture, or its successors thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  March 29, 1995                  SAFECO CORPORATION


                                        By:
                                             ------------------------------
                                             President

Attest:


-------------------------
Secretary


This is one of the Securities referred to in the within-mentioned Indenture.

                                        THE CHASE MANHATTAN BANK, N.A., as
                                        Trustee


                                        By:
                                             ------------------------------
                                             Authorized Officer